                           EXHIBIT 99.1














                Financial Statements and Schedules



                  Chemical Financial Corporation
                        401(k) Savings Plan




                 Years ended December 31, 1998 and
                      December 31, 1997 with
                  Report of Independent Auditors

ERNST & YOUNG LLP            - Suite 1700               - Phone: 313 596 7100
                               500 Woodward Avenue
                               Detroit, Michigan 48226-3426

                  REPORT OF INDEPENDENT AUDITORS


Administrative Committee
Chemical Financial Corporation 401(k) Savings Plan


We have audited the accompanying statements of assets available for plan benefits of the Chemical Financial Corporation
401(k) Savings Plan as of December 31, 1998 and 1997 and the related statements of changes in assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for plan benefits of the Plan at December 31, 1998 and 1997, and the changes in its assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes and reportable transactions as of and for the year ended December 31, 1998 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The fund information in the statements of assets available for plan benefits and the statements of changes in assets available for plan benefits is presented for purposes of additional analysis rather than to present the assets available for plan benefits and changes in assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

S/ ERNST & YOUNG LLP


February 12, 1999

                              STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                                     CHEMICAL FINANCIAL CORPORATION 401(k) SAVINGS PLAN
                                                     DECEMBER 31, 1998
                                                                  FUND INFORMATION
                                     --------------------------------------------------------------------------
                                                                           CHEMICAL
                                                                 STOCK     FINANCIAL      CASH AND
                                     INTERMEDIATE                 AND     CORPORATION      MONEY    PARTICIPANT
                                         BOND       INDEX         BOND       STOCK         MARKET       LOAN
                                         FUND       FUND          FUND       FUND           FUND        FUND        TOTAL
                                     ------------- -------      --------  -----------     --------  -----------    --------
ASSETS:

  Investments at fair value:

    Chemical Financial Corporation

      Common Stock                                                         $2,040,820                             $2,040,820

    Federated Investors Mutual Funds:

      Short-Intermediate

      Government Trust                 $171,343                                                                      171,343

      Max-Cap Fund                                $1,923,651                                                       1,923,651

      Treasury Obligations Fund                                                 1,866     $239,862                   241,728

    Fidelity Investments-Puritan Fund                           $707,512                                             707,512

    Participant loans                                                                                  $38,169        38,169
                                       --------   ----------    --------   ----------     --------     -------    ----------

                                        171,343    1,923,651     707,512    2,042,686      239,862      38,169     5,123,223

Employee contributions receivable         1,479       13,382       5,097        9,281        1,534                    30,773

Cash and accrued income                     618                                    35          964         486         2,103
                                       --------   ----------    --------   ----------     --------     -------    ----------






                                     4

Assets Available for Plan

  Benefits                             $173,440   $1,937,033    $712,609   $2,052,002     $242,360     $38,655    $5,156,099
                                       ========   ==========    ========   ==========     ========     =======    ==========

See accompanying notes

                              STATEMENT OF ASSETS AVAILABLE FOR BENEFITS, WITH FUND INFORMATION
                                       CHEMICAL FINANCIAL CORPORATION 401(k) SAVINGS PLAN
                                                       DECEMBER 31, 1997
                                                                  FUND INFORMATION
                                     --------------------------------------------------------------------------
                                                                           CHEMICAL
                                                                  STOCK    FINANCIAL      CASH AND
                                     INTERMEDIATE                  AND    CORPORATION       MONEY   PARTICIPANT
                                         BOND       INDEX         BOND       STOCK         MARKET       LOAN
                                         FUND        FUND         FUND        FUND          FUND        FUND        TOTAL
                                     ------------- -------      --------  -----------     --------  -----------    --------
ASSETS:

  Investments at fair value:

    Chemical Financial Corporation

      Common Stock                                                         $1,906,118                             $1,906,118

    Federated Investors Mutual Funds:

      Short-Intermediate

      Government Trust                 $136,904                                                                      136,904

      Max-Cap Fund                                $1,253,475                                                       1,253,475

      Treasury Obligations Fund              62           56    $    101          274     $218,049      $3,882       222,424

    Fidelity Investments-Puritan Fund                            547,145                                             547,145

    Participant loans                                                                                   39,646        39,646
                                       --------   ----------    --------   ----------     --------     -------    ----------

                                        136,966    1,253,531     547,246    1,906,392      218,049      43,528     4,105,712

Employee contributions receivable         1,190       11,089       6,877        9,570        1,417                    30,143

Cash and accrued income                     622           26          16           40        1,012          16         1,732
                                       --------   ----------    --------   ----------     --------     -------    ----------






                                     6

Assets Available for Plan

  Benefits                             $138,778   $1,264,646    $554,139   $1,916,002     $220,478     $43,544    $4,137,587
                                       ========   ==========    ========   ==========     ========     =======    ==========


See accompanying notes

                               STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                             CHEMICAL FINANCIAL CORPORATION 401(k) SAVINGS PLAN
                                                             DECEMBER 31, 1998
                                                                  FUND INFORMATION
                                     --------------------------------------------------------------------------
                                                                            CHEMICAL      CASH AND
                                                                  STOCK     FINANCIAL       MONEY
                                     INTERMEDIATE    INDEX      AND BOND   CORPORATION     MARKET   PARTICIPANT
                                       BOND FUND      FUND        FUND      STOCK FUND      FUND     LOAN FUND      TOTAL
                                     -------------  -------     --------   -----------    --------  -----------    --------
Additions:

  Interest and dividend income           $7,472      $38,287     $72,496      $44,156      $10,722      $4,576      $177,709

  Employee contributions                 29,760      318,881     134,072      232,139       29,822                   744,674
                                       --------   ----------    --------   ----------     --------     -------    ----------

                                         37,232      357,168     206,568      276,295       40,544       4,576       922,383

Deductions:

  Participants' accounts distributed

    upon withdrawal                      (1,115)     (24,405)    (38,275)     (41,646)     (70,704)     (1,356)     (177,501)

  Net transfers between funds            (3,236)     (27,593)    (33,158)      20,054       52,042      (8,109)            0

  Net realized and unrealized

    appreciation (depreciation)

    in fair value of investments          1,781      367,217      23,335     (118,703)                               273,630
                                       --------   ----------    --------   ----------     --------     -------    ----------

           Net increase (decrease)       34,662      672,387     158,470      136,000       21,882      (4,889)    1,018,512


      Assets available for plan

        benefits at beginning of year   138,778    1,264,646     554,139    1,916,002      220,478      43,544     4,137,587
                                       --------   ----------    --------   ----------     --------     -------    ----------





                                     8

      Assets available for plan

        benefits at end of year        $173,440   $1,937,033    $712,609   $2,052,002     $242,360     $38,655    $5,156,099
                                       ========   ==========    ========   ==========     ========     =======    ==========


See accompanying notes.

                              STATEMENT OF CHANGES IN ASSETS AVAILABLE FOR PLAN BENEFITS, WITH FUND INFORMATION
                                              CHEMICAL FINANCIAL CORPORATION 401(k) SAVINGS PLAN
                                                              DECEMBER 31, 1997
                                                                  FUND INFORMATION
                                     --------------------------------------------------------------------------
                                                                            CHEMICAL      CASH AND
                                                                  STOCK     FINANCIAL       MONEY
                                     INTERMEDIATE    INDEX      AND BOND   CORPORATION     MARKET   PARTICIPANT
                                       BOND FUND      FUND        FUND      STOCK FUND      FUND     LOAN FUND      TOTAL
                                     -------------  -------     --------   -----------    --------  -----------    --------
Additions:

  Interest and dividend income           $6,836      $53,219     $41,209      $36,399      $10,985      $3,510      $152,158

  Employee contributions                 33,744      224,685     162,564      266,581       37,230                   724,804
                                       --------   ----------    --------   ----------     --------     -------    ----------

                                         40,580      277,904     203,773      302,980       48,215       3,510       876,962

Deductions:

  Participants' accounts distributed

    upon withdrawal                      (7,809)     (15,066)    (17,148)     (81,987)     (12,196)       (467)     (134,673)

  Net transfers between funds           (19,600)      87,077      23,017      (47,077)     (59,255)     15,838             0

  Net realized and unrealized

    appreciation (depreciation)

    in fair value of investments            646      205,658      47,158      331,234                                584,696
                                       --------   ----------    --------   ----------     --------     -------    ----------

           Net increase (decrease)       13,817      555,573     256,800      505,150      (23,236)     18,881     1,326,985


      Assets available for plan

        benefits at beginning of year   124,961      709,073     297,339    1,410,852      243,714      24,663     2,810,602
                                       --------   ----------    --------   ----------     --------     -------    ----------





                                     10

      Assets available for plan

        benefits at end of year        $138,778   $1,264,646    $554,139   $1,916,002     $220,478     $43,544    $4,137,587
                                       ========   ==========    ========   ==========     ========     =======    ==========


See accompanying notes.

                   NOTES TO FINANCIAL STATEMENTS

        CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN

                         DECEMBER 31, 1998

NOTE A - - DESCRIPTION OF THE PLAN

     The Chemical Financial Corporation 401(k) Savings Plan
(the Plan) is a voluntary, defined-contribution plan covering all eligible employees of Chemical Financial Corporation (the
Corporation) and subsidiaries.

     The Plan provides for the deferral of salaries, wages and bonuses in accordance with Section 401(k) of the Internal Revenue Code. Employees of the Corporation or any of its subsidiaries are eligible for participation upon attaining age 21 and completing one year of service. At December 31, 1998 there were 486 participants in the Plan. Participants are eligible to contribute up to 15% of their annual compensation, up to a maximum of $10,000 in 1998 and $9,500 in 1997. The employer made no contributions to the Plan during 1998 or 1997.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets at the date of the financial statements and the reported amounts of changes in assets during the year. Actual results could differ from those estimates.

     Participants may direct their contributions into an intermediate bond fund, a stock index fund, a stock and bond fund, a money market fund, a Chemical Financial Corporation common stock fund or a combination of these funds, and may elect to change the percentage directed to each fund daily. All participant contributions are fully vested. Participant loans are permitted under the Plan. These loans are subject to a strict set of rules established by laws and regulations. As of December 31, 1998 the Plan had ten participant loans outstanding at interest rates ranging from 7.0%-11.45%.

     Information about the plan agreement and the vesting and benefit provisions is contained in the Summary Plan Description contained in the Chemical Financial Corporation Employee Handbook and is available along with information regarding investment alternatives from the Plan Administrator and Personnel Departments.

     The Corporation, acting through its Board of Directors, has the right to amend or terminate the Plan at any time.

       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE B - - SIGNIFICANT ACCOUNTING POLICIES

     The financial statements have been prepared under the accrual basis of accounting in accordance with generally accepted accounting principles.

     Investments are stated at aggregate fair value.
Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the Plan year. Investments traded in the over-the-counter market and listed securities for which no sale was reported on that date are valued at the last reported bid price.

     Expenses incurred in connection with the operation of the Plan are borne by the Corporation.

NOTE C - - INVESTMENTS

     During the years ended December 31, 1998 and December 31,
1997 the Plan's net appreciation (depreciation) in the fair value of investments (including investments bought, sold, as well as held during the year) is summarized as follows:

                                                              1998             1997
                                                            --------         --------
Intermediate Bond Fund                                      $  1,781         $    646
Index Fund                                                   367,217          205,658
Stock and Bond Fund                                           23,335           47,158
Chemical Financial Corporation Common Stock Fund            (118,703)         331,234
                                                            --------         --------
                                                            $273,630         $584,696
                                                            ========         ========

The fair value of individual investments that represent 5% or more of the Plan's net assets are as follows:

                                                                  DECEMBER 31
                                                          ---------------------------
                                                             1998             1997
                                                          ----------       ----------
Federated Investors Mutual Funds:
  Treasury Obligations Fund                               $  241,728       $   22,424
  Max-Cap Fund                                             1,923,651        1,253,475
Fidelity Investments-Puritan Fund                            707,512          547,145
Chemical Financial Corporation Common Stock                2,040,820        1,906,118

NOTE D - - TRANSACTIONS WITH PARTIES-IN-INTEREST

THE FOLLOWING IS A SUMMARY OF TRANSACTIONS (AT COST) WITH
PARTIES-IN-INTEREST:

                                               CHEMICAL
                                               FINANCIAL
                                              CORPORATION
                                             COMMON STOCK
                                             ------------
      Balance at January 1, 1997                $994,177


      Purchases in 1997                          403,695

      Sales in 1997                             (113,741)

      Distributions in 1997                      (49,978)
                                              ----------

      Balance at December 31, 1997            $1,234,153


      Purchases in 1998                          379,041

      Sales in 1998                              (62,840)

      Distributions in 1998                      (25,846)
                                              ----------

      Balance at December 31, 1998            $1,524,508
                                              ==========

NOTE E - - INCOME TAX STATUS

     The Plan has received a determination letter from the Internal Revenue Service dated August 23, 1994, stating that the Plan is qualified under section 401(a) of the Internal Revenue Code (the "Code") and, therefore, the related trust is exempt from taxation. Once qualified, the Plan is required to operate in conformity with the Code to maintain its qualification. The Plan

Administrator believes the plan is being operated in compliance with the applicable requirements of the Code and, therefore, believes that the Plan is qualified and the related trust is tax exempt.

NOTE F - - PLAN MERGER

     In May 1996, the Corporation acquired State Savings Bancorp, Inc. During 1997, the participants of the Retirement Plan for the State Savings Bank of Caro were given the option to rollover their account balances into the Plan and, accordingly, approximately $145,000 of such rollover contributions are included as employee contributions in the accompanying financial statements for the year ended December 31, 1997.

       NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE G - - YEAR 2000 READINESS DISCLOSURE (UNAUDITED)

     The Corporation has modified its internal information technology to be ready for the year 2000 and it is the Corporation's opinion that the conversion of its critical data processing systems and the testing of those systems was complete as of December 31, 1998. The Corporation does not expect the Year 2000 project to have a significant effect on plan operations.

                                 EMPLOYEE ID# 38-2022454
                                       PLAN # 002

               ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                    CHEMICAL FINANCIAL CORPORATION 401(K) SAVINGS PLAN

                                    DECEMBER 31, 1998
                                        DESCRIPTION OF INVESTMENT INCLUDING                                 COST       PROCEEDS
IDENTITY OF ISSUE, BORROWER, LESSOR OR    MATURITY DATE, RATE OF INTEREST,                                   OF           OF
             SIMILAR PARTY               COLLATERAL, PAR OR MATURITY VALUE       COST       FAIR VALUE  ACQUISITIONS DISPOSITIONS
--------------------------------------  -----------------------------------    ---------    ----------  ------------ ------------
<F*>Chemical Financial Corporation     Common Stock - 60,920 shares

   Common Stock                                                                $1,524,508   $2,040,820

Federated Investors Mutual Funds:

    Short-Intermediate

     Government Trust                  Intermediate Bond Fund- 16,272 shares      169,824      171,343

    Max-Cap Fund                       Index Fund - 75,734 units                1,265,310    1,923,651

    Treasury Obligations Fund          Money Market Fund - 241,728 shares         241,728      241,728


Fidelity Investments-Puritan Fund      Stock and Bond Fund - 35,252 shares        627,869      707,512
                                                                               ----------   ----------

Total Mutual Funds                                                              2,304,731    3,044,234
                                                                               ----------   ----------

Participant Loans                      Ten loans at interest rates ranging
                                       from 7.0%-11.45% and maturing
                                       1/31/00-2/28/03                             38,169       38,169    $            $
                                                                               ----------   ----------    =========    =========

TOTAL INVESTMENTS                                                              $3,867,408   $5,123,223
                                                                               ==========   ==========

<F*>Indicates party-in-interest to the Plan
There were no investment assets reportable as acquired and disposed of during the year.

                                       EMPLOYEE ID# 38-2022454
                                             PLAN # 002

                           ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS

                                   CHEMICAL FINANCIAL CORPORATION
                                         401(K) SAVINGS PLAN
                                    YEAR ENDED DECEMBER 31, 1998
                                DESCRIPTION OF ASSET                                    EXPENSE               VALUE ON
                            (INTEREST RATE AND MATURITY    PURCHASE  SELLING  LEASE  INCURRED WITH    COST   TRANSACTION  NET GAIN
IDENTITY OF PARTY INVOLVED         IN CASE OF A LOAN)        PRICE    PRICE   RENTAL   TRANSACTION  OF ASSET    DATE       (LOSS)
--------------------------  ------------------------------ --------  -------  ------  ------------  -------- -----------  --------
Category iii) A series of

transactions involving

securities of the same issue

which, when aggregated,

involve an amount in excess of

5% of the current value of

plan assets:

  Chemical Financial Corporation   Common Stock:

                                     71 purchases                                                  $379,041   $379,041

                                     50 sales                                                        88,686     87,128   ($1,558)

  Federated Investors              Index Fund:

                                     60 purchases                                                   450,235    450,235

                                     21 sales                                                       103,260    147,275   $44,015

                                   Money Market Fund:

                                    184 purchases                                                   712,920    712,920

                                    116 sales                                                       693,616    693,616     - - -




                                     18

  Fidelity Investments             Stock and Bond Fund:

                                     55 purchases                                                   225,731    225,731

                                     12 sales                                                        81,430     88,699    $7,269

There were no category i), ii) or iv) reportable transactions.









































                                     19